UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 17, 2010

Touchmark Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	333-143840	20-8746061
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3651 Old Milton Parkway, Alpharetta, Georgia	30005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (770) 407-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On March 17, 2010, the board of directors of Touchmark Bancshares, Inc. (the “Company”) elected William Crosby to serve as a Class II director to fill the unexpired portion of the term of C. Hiluard Kitchens, Jr., resulting from the vacancy left by Mr. Kitchen’s resignation.  Mr. Crosby will serve until the Company’s 2010 annual meeting of shareholders and until such time as his successor is duly elected and qualified.

Directors currently do not receive a retainer or fees for attending board and committee meetings, but are eligible to receive stock-based awards under the Company’s 2008 Stock Incentive Plan.  There is no arrangement or understanding between Mr. Crosby and any other persons pursuant to which he was elected as a director.  There are no transactions between Mr. Crosby and the Company or its subsidiary that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In addition, on March 17, 2010, the board of directors of the Company elected Jayendrakuma J. (“J.J.”) Shah to serve as Chairman of the board of directors of the Company.

On March 19, 2010, Daniel J. Kaufman resigned from his position as a director of the Company and the Company’s national bank subsidiary, Touchmark National Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUCHMARK BANCSHARES, INC.

By:	/s/ William R. Short
William R. Short
President and Chief Executive Officer

Dated:  March 23, 2010